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                                 EXHIBIT 16 (5)

[ING LOGO]


AMERICAS

US Legal Services

MICHAEL A. PIGNATELLA
COUNSEL
(860) 723-2239
FAX: (860) 723-2216
PignatellaM@ING-AFS.com


April 11, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549
Attention: Filing Desk

RE:    ING Life Insurance and Annuity Company
       Registration Statement on Form S-2
       Prospectus Title:  Guaranteed Accumulation Account
       File Nos.:  _______________

Dear Sir or Madam:

As Counsel to ING Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"), I have represented the Company in connection with the Guaranteed Accumulation Account (the "Account") available under certain variable annuity contracts and the S-2 Registration Statement relating to such Account.

In connection with this opinion, I have reviewed the Registration Statement on Form S-2 relating to such Account, including the prospectus, and relevant proceedings of the Board of Directors, and other documents I have deemed necessary or appropriate for the rendering of this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon this review, and assuming the securities represented by the Company are issued in accordance with the provisions of the prospectus, I am of the opinion that the securities, when sold, will have been legally issued, and will constitute a legal and binding obligation of the Company.



Hartford Site                            ING North America Insurance Corporation
151 Farmington Avenue, TS31
Hartford, CT 06156-8975

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I further consent to the use of this opinion as an exhibit to the Registration
Statement.

Very truly yours,


/s/ Michael A. Pignatella

Michael A. Pignatella
Counsel